BUSINESS CORPORATIONS ACT     FORM 9
(SECTION 179)

Alberta Consumer and
Corporate Affairs     ARTICLES OF AMALGAMATION


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1. NAME OF AMALGAMATED CORPORATION     2.     CORPORATE ACCESS NO.

   POSITION INC.                              20722377
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3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
   AUTHORIZED TO ISSUE.

The Corporation is authorized to issue an unlimited number of Common shares and an unlimited number of Preferred Shares, issuable in series, subject to the rights, privileges, restrictions and conditions described below.

1. COMMON SHARES

The rights, privileges, restrictions and conditions attached to the Common Shares shall be as follows:

1.     Voting

1.1 Holders of Common Shares shall be entitled to receive notice of and attend and vote at all meetings of shareholders of the Corporation, except meetings of holders of another class of shares. Each Common Share shall entitle the holder thereof to one vote.

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2.     Dividends

2.1    Subject to the preferences accorded to holders of Preferred
Shares and any other shares of the Corporation ranking senior to the Common Shares from time to time with respect to the payment of dividends, holders of Common Shares shall be entitled to receive, if, as and when declared by the Board of Directors, such dividends as may be declared thereon by the Board of Directors from time to time.

3.     Liquidation, Dissolution or Winding-up

3.1 In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (such event referred to herein as a "Distribution"), holders of Common Shares shall be entitled, subject to the preferences accorded to holders of Preferred Shares and any other shares of the Corporation ranking senior to the Common Shares from time to time with respect to payment on a Distribution, to share equally, share for share, in the remaining property of the Corporation.

II.    PREFERRED SHARES

The rights, privileges, restrictions and conditions attached to the Preferred Shares, as a class, shall be as follows:

1.     Issuance in Series

1.1 Subject to the filing of Articles of Amendment in accordance with the Business Corporations Act (Alberta) (the "Act"), the Board of Directors may at any time and from time to time issue the Preferred Shares in one or more series, each series to consist of such number of shares, as may, before the issuance thereof, be determined by the Board of Directors.

1.2 Subject to the filing of Articles of Amendment in accordance with the Act, the Board of Directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to each series of Preferred Shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and divided rights (including whether such dividends be preferential, cumulative or non-cumulative), if any.


2.     Liquidation

2.1 In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (such event referred to herein as a "Distribution"), holders of each series of Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares from time to time with respect to payment on a Distribution, to be paid rateably with holders of each series of Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

3.     Dividends

3.1 The holders of each series of Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares from time to time with respect to the payment of dividends, to be paid rateably with holders of each other series of Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holder of such series.

Dividends may, in the discretion of the Board of Directors of the Corporation, be paid on any one or more class of shares to the exclusion of the others.

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4.     RESTRICTIONS IF ANY ON SHARE TRANSFERS.

1. No shares of the capital of the Corporation shall be transferred without the express consent of a majority of the Directors to be signified by a resolution passed by the Board of Directors.

2. The Corporation may distribute its securities to the public or make any invitation to the public to subscribe for securities.

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5.     NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

       Minimum of One (1) Director and Maximum of Ten (10) Directors.

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6.     RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON.

       None.

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7. OTHER PROVISIONS IF ANY.

1. At all meetings of the Board of Directors every question shall be decided by a majority of the votes cast on the question. Subject to any Unanimous Shareholders Agreement, in cases of an equality of votes the Chairman of the meeting shall not be entitled to a second or casting vote.

2. At any meetings of Shareholders every question shall, unless otherwise required by the Articles, By-Laws, any Unanimous Shareholders Agreement, or Business Corporations Act, be determined by the majority of the votes cast on the question. Subject to any Unanimous Shareholders Agreement, in case of an equality of votes either upon a show of hands or upon a poll, the Chairman of the meetings shall not be entitled to a second or casting vote.

3. The Corporation shall have a lien on the shares registered in the name of the shareholder or his legal representative for a debt of that shareholder to the Corporation.

4.     The Board of Directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.
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8. NAME OF AMALGAMATING CORPORATIONS.     CORPORATE ACCESS NO.

   PULSEARCH NAVIGATION SYSTEMS INC.      20567441
   POSITION INC.                          20691807

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9. DATE                  SIGNATURE               TITLE

   December 20, 1996     "G. Kenneth Little"     Solicitor
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FOR DEPARTMENTAL USE ONLY     FILED

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BUSINESS CORPORATIONS ACT     FORM 4
(SECTION 27 OR 171)

ARTICLES OF AMENDMENT
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1. NAME OF CORPORATION:     2.     CORPORATE ACCESS NUMBER

   POSITION INC.                   20722377

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3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

4. In accordance with Sections 167(1)(l) of the Business Corporations Act, the following provisions shall be deleted from Item 4, RESTRICTIONS IF ANY ON SHARE TRANSFERS, in the Articles of Incorporation:

1. No shares of the capital of the Corporation shall be transferred without the express consent of a majority of the Directors to be signified by a resolution passed by the Board of Directors.

3. The Corporation may distribute its securities to the public or make any invitation to the public to subscribe for securities.

In accordance with Sections 167(1)(m) of the Business Corporations Act, the following provisions shall be deleted from Item 7, OTHER PROVISIONS IF ANY, in the Articles of Incorporation:

1. At all meetings of the Board of Directors every question shall be decided by a majority of the votes cast on the question. Subject to any Unanimous Shareholders Agreement, in cases of an equality of votes of the Chairman of the meeting shall not be entitled to a second or casting vote.

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2.     At any meeting of the Shareholders every question shall,
unless otherwise required by the Articles, Bylaws, any Unanimous Shareholders Agreement, or Business Corporations Act, be determined by the majority of the votes cast on the question. Subject to any Unanimous Shareholders Agreement, in case of an equality of votes either upon a show of hands or upon a poll, the Chairman of the meeting shall not be entitled to a second or casting vote.

3. The Corporation shall have a lien on the shares registered in the name of the shareholder or his legal representative for a debt of that shareholder to the Corporation.

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DATE              SIGNATURE               TITLE

March 5, 1997     "Paul E. Kowalenko"     President

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